Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-04298, 333-28129, 333-82455, 333-88211, 333-87774, 333-104677 and 333-106207) and Form S-8 (Nos. 333-09873, 333-82357 and 333-106129) of KFx, Inc. of our report dated April 12, 2002, except for Note 2 as to which the date is March 15, 2004, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 15, 2004